Exhibit 99.2

Office of the United States Trustee

In re:
     The Kushner-Locke Company
Chapter 11

Case No. LA 01-44828-SB (Administratively Consolidated with
Case Nos. LA 01-44829-SB through LA 01-44831-SB; LA 01-
44833-SB through LA 01-44836-SB; and LA 01-44841-SB)

DEBTOR IN POSSESSION OPERATING REPORT

Report Number:	43	Page 1 of 2

For the Period FROM:	5/1/2005

TO:	5/31/2005

1	Profit and Loss Statement (Accrual Basis Only)
	A.	Related to Business Operations
		Gross Sales		$—

		Costs Related to Revenues (Film Cost Amortization)

		Gross Profit			—

		Less: Operating Expenses
		Officer Compensation	24,500

		Salaries and Wages — Other Employees	15,923

		Total Salaries and Wages		40,423

		Employee Benefits and Pensions		3,612

		Employer Payroll Taxes/Fees	1,805

		Other Taxes

		Total Taxes		1,805

		Rent and Lease Expense (including parking)	3,972

		Distribution/Delivery Expenses	2,592

		Interest Expense

		Insurance	5,000

		Automobile Expense/Mileage

		Utilities (incl. Phone, phone equipment, internet)	203

		Depreciation and Amortization

		Business Equipment Leases

		Business Expense reimbursement	564

		Storage Expense	14,897

		Supplies, Office Expenses, Photocopies, etc.	10

		Bad Debts

		Miscellaneous Operating Expenses	1,522

		Total Operating Expenses		74,600

		Net Gain/Loss from Business Operations			(74,600)

	B.	Not related to Business Operations
		Income
		Interest Income

		Other Non-Operating Revenues		—

		Gross Proceeds on Sale of Assets	—

		Less: Original Cost of Assets plus expenses of sale	—

		Net Gain/Loss on Sale of Assets		—

		Total Non-Operating Income			—

		Expenses Not Related to Business Operations
		Legal and Professional Service Fees		73,019

		Other Non-Operating Expenses (Board/Trustee fees)		—

		Total Non-Operating Expenses			73,019

	NET INCOME/(LOSS) FOR PERIOD				$(147,619)

DEBTOR IN POSSESSION OPERATING REPORT NO: 43	Page 2 of 2
2 Aging of Accounts Payable and Accounts Receivable (exclude prepetition accounts payable):

	Accounts	Accounts
	Payable	Receivable
Current Under 30 days	—	—
Overdue 31-60 days	—	—
Overdue 61-90 days	—
Overdue 91-120 days	—
Overdue Over 121 days	—
Due in the Future	—	1,474,209

TOTAL	—	1,474,209

3	Statement of Status of Payments to Secured Creditors and Lessors:

No payments to Secured Creditors or Lessors were paid or payable during the reporting period.

4	Tax Liability

No tax payments were paid or payable during the reporting period other than payroll taxes shown above.

5	Insurance Coverage

	Carrier/	Amount of	Policy	Premium Paid
	Agent Name	Coverage	Expiration Date	Through Date
Worker’s Compensation (RENEWED)	St. Paul	1,000,000	1/14/2006	1/14/2006
Commercial Property (RENEWED)	St. Paul	2,000,000	2/14/2006	2/14/2006
Errors & Omissions — Library (RENEWED)	St. Paul	3,000,000	3/3/2006	3/3/2006
6	Questions:
A.	Has the Debtor in Possession provided compensation to any officers, directors, shareholders, or other principals without the approval of the Office of the United States Trustee?

☐ Yes Explain:

☑ No

B.	Has the Debtor in Possession, subsequent to the filing of the petition, made any payments on its prepetition unsecured debt, except as authorized by the Court?

☐Yes Explain:

☑No
7	Statement on Unpaid Professional Fees (Postpetition Amounts Only)

Total unpaid post-petition Professional Fees during the reporting period: $ 222,296.77

8	Narrative Report of Significant Events and Events out of the Ordinary Course of Business:

None.

9	Quarterly Fees:

Paid
I, Alice Neuhauser, declare under penalty of perjury that the information contained in the above Debtor in Possession Interim Statement is true and correct to the best of my knowledge.

/s/ ALICE P. NEUHAUSER
Debtor in Possession